UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2020

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on December 11, 2017, Keryx Biopharmaceuticals, Inc. (“Keryx”), which became a wholly owned subsidiary of Akebia Therapeutics, Inc. (the “Company”) on December 12, 2018, entered into a Product Manufacture and Supply and Facility Construction Agreement with BioVectra Inc. (“BioVectra”), which was amended on April 20, 2018 (the “Original Agreement”). Pursuant to the Original Agreement, BioVectra has constructed a new facility for the manufacture and supply of Auryxia® (ferric citrate) drug substance (the “New Facility”), and Keryx has reimbursed BioVectra for certain New Facility construction costs. On September 4, 2020, consistent with the Company’s previously disclosed plans to lower the cost of goods sold for Auryxia, BioVectra and Keryx entered into an Amended and Restated Product Manufacture and Supply and Facility Construction Agreement (the “Amended and Restated Agreement”).

Pursuant to the Amended and Restated Agreement, Keryx is obligated to reimburse BioVectra for certain New Facility construction costs and to purchase minimum quantities of Auryxia drug substance that are lower than the minimum quantities under the Original Agreement, for a total cost of approximately $81.4 million through the end of the Term (as defined below), which amount may decrease upon the occurrence of certain conditions. This dollar amount is substantially lower than the dollar amount of the contractual obligation under the Original Agreement.

The term of the Amended and Restated Agreement began September 4, 2020 and ends December 31, 2026 (the “Term”), after which it automatically renews for successive one-year terms unless either party gives notice of its intention to terminate within a specified time prior to the end of the then-current term. Each party has the ability to terminate earlier upon the occurrence of certain conditions.

The Amended and Restated Agreement includes customary indemnification, intellectual property, confidentiality, remedies, and warranty terms, as well as certain quality requirements and other provisions.

The foregoing description of the Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1#	Amended and Restated Product Manufacture and Supply and Facility Construction Agreement between BioVectra, Inc. and Keryx Biopharmaceuticals, Inc., dated September 4, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Indicates portions of the exhibit (indicated by asterisks) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: September 11, 2020	By:	/s/ John P. Butler
	Name:	John P. Butler
	Title:	President and Chief Executive Officer